Calculation of Filing Fee Tables
S-3
CrowdStrike Holdings, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock, $0.0005 par value per share	457(a)	2,118,022	$ 208.54	$ 441,692,307.88	0.0001381	$ 60,997.71
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 441,692,307.88		$ 60,997.71
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 60,997.71
Offering Note
[1]	(a) In the event of a stock split, stock dividend or similar transaction involving the Registrant's Class A common stock, $0.0005 par value per share ("Class A Common Stock"), the number of shares registered hereby shall automatically be adjusted in accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"). (b) Represents 2,118,022 shares of Class A Common Stock registered for resale by the selling stockholder or its permitted transferees, which resale has not previously been registered. (c) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The Proposed Maximum Offering Price Per Share is based on the average of the high and low prices of the Registrant's Class A Common Stock on The Nasdaq Global Select Market on September 8, 2026. (d) Rounded to the nearest cent. (e) The Registrant does not have any fee offsets.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date